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Exhibit 3.3

CERTIFICATE OF FORMATION

OF

ANTERO RESOURCES LLC

        This Certificate of Formation, dated October 23, 2009, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

        1.    Name.    The name of the Company is "Antero Resources LLC".

        2.    Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 18-104 of the Act is:

    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801

        The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

    The Corporation Trust Company
    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801

        EXECUTED as of the date written first above.

By:	/s/ ALVYN A. SCHOPP
Name:	Alvyn A. Schopp Authorized Person

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CERTIFICATE OF FORMATION OF ANTERO RESOURCES LLC